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                                                                   EXHIBIT 10.14

                   ASSIGNMENT OF MANAGEMENT SERVICES AGREEMENT

         Assignment of Management Services Agreement (this "Agreement"), dated as of February 7, 2003, by and between Blue Bar, L.P., a Delaware limited partnership (the "Assignor"), and Blue Bar Holdings, L.P., a Delaware limited partnership (the "Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor and Republic Engineered Products LLC, a Delaware limited liability company ("Republic"), are parties to a certain Management Services Agreement, dated as of August 16, 2002 (the "Management Services Agreement"), pursuant to which Assignor has agreed to provide certain advisory and management services to Republic;

         WHEREAS, Blue Steel Corporation, a Delaware corporation and the sole general partner of Assignor ("Blue Steel"), has previously formed Assignee and caused Assignee, in its capacity as sole general partner of Assignee, to form Republic Engineered Products Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Assignee ("Republic Holdings");

         WHEREAS, Blue Steel will cause Assignor to merge with and into Republic Holdings with Republic Holdings remaining as the surviving entity of the merger (the "Merger");

         WHEREAS, after the Merger, Republic will be the wholly-owned subsidiary of Republic Holdings and Republic Holdings will be the wholly-owned subsidiary of Blue Bar Holdings; and

         WHEREAS, the Assignor wishes to assign and transfer Assignor's rights and obligations under the Management Services Agreement to the Assignee, and the Assignee wishes to accept such assignment and assume all such obligations.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Assignor and the Assignee agree as follows:

         1. Assignment. The Assignor hereby transfers, assigns and conveys to the Assignee, and the Assignee hereby accepts all of Assignor's right, title and interest in and to the Management Services Agreement.

         2. Assumption. The Assignee hereby absolutely and irrevocably assumes and agrees to pay, honor, perform and discharge, when due and owing, all of Assignor's obligations, commitments, agreements and liabilities of any kind or nature under or arising out of or in connection with the Management Services Agreement.

         3. Effectiveness. This Agreement shall be effective upon the consummation of the Merger with no further action necessary by Assignor or Assignee.

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         4. Successors and Assigns. This Agreement shall be binding upon the
Assignor and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns.

         5. Governing Law; Counterparts. It is the intention of the parties that the internal laws of the State of New York shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement of the parties hereto.

                            [Signature Page Follows]



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         IN WITNESS WHEREOF, the Assignor and the Assignee have executed this
Agreement as of the date first written above.

ASSIGNOR:                                          ASSIGNEE:

BLUE BAR, L.P.                                     BLUE BAR HOLDINGS, L.P.


By: Blue Steel Corporation,                        By: Blue Steel Corporation,
      Its General Partner                                Its General Partner

By: /s/ Michael Psaros                             By: /s/ Michael Psaros
   -------------------                                -------------------
   Name: Michael Psaros                               Name: Michael Psaros
   Title: President                                   Title: President